UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2026

DNA X, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38907	94-3336783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4445 Eastgate Mall, Suite 200
San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (661) 618-7580

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SONM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

Dismissal of Independent Registered Public Accounting Firm

On April 27, 2026, the Audit Committee of the Board of Directors (the “Audit Committee”) of DNA X, Inc. (the “Company”) dismissed Baker Tilly US, LLP (“Baker Tilly”) as the Company’s independent registered public accounting firm.

Baker Tilly’s audit reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2025 and December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report for the fiscal year ended December 31, 2025 included a statement relating to substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years ended December 31, 2025 and December 31, 2024 and the subsequent interim period through the date of this report, (i) there were no “disagreements” (within the meaning set forth in Item 304(a)(1)(iv) of Regulation S-K and the instructions related thereto) between the Company and Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Baker Tilly’s satisfaction, would have caused Baker Tilly to make reference to the subject matter of the disagreements in connection with their reports; and (ii) there were no “reportable events” (within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K), except for the material weakness in the Company’s internal control over financial reporting related to a lack of personnel with sufficient technical accounting expertise to appropriately analyze and account for complex, non-routine transactions, including business acquisitions, as reported in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The material weakness has not yet been remediated. The Audit Committee discussed the reportable event described above with Baker Tilly, and the Company has authorized Baker Tilly to respond fully to the inquiries of the Company’s successor independent registered public accounting firm concerning this reportable event.

In accordance with Item 304(a)(3) of Regulation S-K, the Company furnished Baker Tilly with a copy of this Current Report on Form 8-K and requested that Baker Tilly furnish the Company with a letter addressed to the SEC stating whether Baker Tilly agrees with the statements of the Company herein and, if not, stating the respects in which it does not agree. Baker Tilly furnished the requested letter, stating its agreement with such statements, and a copy of such letter is filed herewith as Exhibit 16.1.

Engagement of New Independent Registered Public Accounting Firm

On April 27, 2026, the Audit Committee approved the engagement of TAAD LLP (“TAAD”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. During the Company’s two most recent fiscal years and the subsequent interim period through the date of this report prior to the engagement of TAAD, neither the Company nor anyone on its behalf consulted TAAD regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that TAAD concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (within the meaning set forth in Item 304(a)(1)(iv) of Regulation S-K and the instructions related thereto) or a “reportable event” (within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
16.1	Letter from Baker Tilly US, LLP dated April 30, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNA X, INC.

Date: April 30, 2026	By:	/s/ Clayton Crolius
	Name:	Clayton Crolius
	Title:	Chief Financial Officer